Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-162889) of Chatham Lodging Trust of our report dated March 8, 2011 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 8, 2011